Exhibit 99.1
Backblaze Announces First Quarter 2026 Financial Results

24% Revenue Growth in B2 Cloud Storage, 12% Revenue Growth Overall in Q1 2026

San Francisco, CA (May 4, 2026)—Backblaze, Inc. (Nasdaq: BLZE), the high-performance cloud storage platform for the AI era, today announced results for its first quarter ended March 31, 2026.

"In Q1, we exceeded the top end of our revenue and Adjusted EBITDA guidance, with B2 growing 24% year over year," said Gleb Budman, co-founder and CEO of Backblaze. "We are seeing growing traction with AI customers, including winning a AI training data company and a generative AI video creation company, jointly contributing about $1.5 million in annual contract value, along with a 76% growth in AI customers year over year. As AI models shift from text to multimodal, the volume of data required to train and operate them grows exponentially, and the need for storage that is performant, open, and cost-efficient at scale has never been greater. Backblaze is emerging as a compelling storage platform of choice for the AI economy."

First Quarter 2026 Financial Highlights:(1)

•Revenue of $38.7 million, an increase of 12% year-over-year (YoY).
•B2 Cloud Storage revenue was $22.4 million, an increase of 24% YoY.
•Computer Backup revenue was $16.2 million, relatively flat YoY.
•Gross profit of $23.5 million, or 61% of revenue, compared to $19.3 million, or 56% of revenue, in Q1 2025.
•Adjusted gross profit of $30.7 million, or 79% of revenue, compared to $27.3 million, or 79% of revenue, in Q1 2025.
•Net loss was $6.1 million compared to a net loss of $9.3 million in Q1 2025.
•Net loss per share was $0.10 compared to a net loss per share of $0.17 in Q1 2025.
•Adjusted EBITDA was $10.1 million, or 26% of revenue, compared to $6.4 million, or 18% of revenue, in Q1 2025.
•Non-GAAP net income of $2.7 million compared to non-GAAP net loss of $1.8 million in Q1 2025.
•Non-GAAP net income per share of $0.04 compared to a non-GAAP net loss per share of $0.03 in Q1 2025.
•Cash flow from operations was $3.4 million, compared to $4.9 million in Q1 2025.
•Adjusted free cash flow was $(1.8) million, compared to $(2.1) million in Q1 2025.
•Cash, cash equivalents, and marketable securities totaled $45.5 million as of March 31, 2026.
________________
(1) Some amounts may not sum due to rounding.

First Quarter 2026 Operational Highlights:

•Annual recurring revenue (ARR) was $158.2 million, an increase of 13% YoY.
◦B2 Cloud Storage ARR was $93.0 million, an increase of 28% YoY.
◦Computer Backup ARR was $65.2 million, relatively flat YoY.
•Net revenue retention rate (NRR) was 103% compared to 105% in Q1 2025.
◦B2 Cloud Storage NRR was 110% compared to 105% in Q1 2025.
◦Computer Backup NRR was 95% compared to 103% in Q1 2025.
•Gross customer retention rate was 91% in Q1 2026 compared to 90% in Q1 2025.
◦B2 Cloud Storage gross customer retention rate was 89% in both Q1 2026 and Q1 2025.
◦Computer Backup gross customer retention rate was 91% compared to 90% in Q1 2025.

Recent Business Highlights:

•AI customer count grew 76% year over year: An AI training data company and a generative AI video creation company were among the quarter’s wins and together contributed about $1.5 million in annual contract value, reflecting our growing traction in AI.
•ARR from large customers grew 72% year over year: The number of customers generating $50,000+ in ARR increased 51% year over year, reflecting continued success scaling with larger accounts.
•Appointed Anuj Kumar as Chief Revenue Officer: With senior leadership experience at Rackspace, VMware, Red Hat, and NetApp, Anuj brings a proven track record of scaling cloud infrastructure businesses, strengthening our ability to accelerate revenue growth.
•Leading venture firm a16z selected Backblaze for its founder resource program: Together with our participation in Launch, Startup Grind and other startup programs, this broadens our reach across the startup ecosystem and positions us earlier with high-growth companies as they build and scale.
•Raised B2 pricing and eliminated transaction fees to deliver greater value: Effective May 1st, Backblaze increased pay-as-you-go storage pricing to support our continued investment in performance, while removing API transaction fees to simplify pricing and support customers.

Financial Outlook:

Based on information available as of the date of this press release,

For the second quarter of 2026, we expect:
•Revenue between $39.8 million to $40.2 million.
•Adjusted EBITDA margin between 21% to 23%.
•Basic weighted average shares outstanding of 60.5 million to 60.7 million shares.

For full-year 2026, we have raised our outlook:
•Revenue between $161.5 million to $163.5 million, raised from $156.5 million to $158.5 million.
•Adjusted EBITDA margin range of 23% to 25%, raised from 19% to 21%.

Conference Call Information:

Backblaze will host a conference call today, May 4, 2026, at 2:00 p.m. PT (5:00 p.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/290886121

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

Register to listen by phone here: https://registrations.events/direct/Q4I1757373
Phone registrants will receive dial-in information via email.

About Backblaze

Backblaze (NASDAQ: BLZE) gives businesses the freedom to innovate without limits by removing the barriers of lock-in, complexity, and cost. Our high-performance cloud object storage accelerates AI workflows, powers data-heavy applications, streamlines media management, and protects critical data. As an award-winning independent cloud, we provide levels of interoperability that enable over 500,000 of our customers to reach and serve hundreds of millions of end users in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; rapidly evolving technological developments in the market, including advancement in AI; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth and scaling of our platform; ability to offer new features and other offerings on a timely basis, including new enterprise features, B2 Overdrive offering and geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to continue to scale the business; the impact of pricing and other product offering changes, including the May 1, 2026 pay-as-you-go storage pricing increase; material defects or errors in our software, such as problems with our internal systems, network, or data, including actual or perceived breaches or failures; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on us or our vendors, partners and customers; war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; availability of additional capital; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we provide investors with non-GAAP financial measures including (i) adjusted gross profit (and margin), (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (iv) adjusted free cash flow and adjusted free cash flow margin, and (v) other Non-GAAP measures. These non-GAAP financial measures are not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit and Margin

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross profit as gross profit, excluding stock-based compensation expense, depreciation and amortization and restructuring charges within cost of revenue. We define adjusted gross margin as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, and restructuring charges because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross profit (and margin) provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other non-recurring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. We use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other items we deem non-recurring. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by basic and diluted weighted average common shares outstanding. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful metrics for assessing liquidity that provide information to management and investors about the cash generated from our core operations that can be reinvested in the business. However, these measures should not replace cash flows from operations as a liquidity benchmark. One limitation of these metrics is that they do not reflect our future contractual commitments, nor do they capture the overall changes in our cash balance during a specific period. Nonetheless, we believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are key metrics providing insight on our financial trajectory that helps us make informed decisions as we work towards sustainable positive cash flow.

We define adjusted free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding payments on restructuring charges, legal settlement payments, and payments on other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.
Other Non-GAAP Measures
Adjusted Cost of Revenue and Adjusted Operating Expenses

Adjusted research and development, adjusted sales and marketing, and adjusted general and administrative (collectively, “adjusted operating expenses”) and adjusted cost of revenue are non-GAAP financial measures that we define as each respective GAAP expense category excluding stock-based compensation expense, depreciation and amortization, restructuring costs, and other non-recurring charges. This measure provides management with greater transparency into the underlying trends in our business by facilitating period-to-period comparisons of our ongoing cost structure, excluding the impact of certain non-cash or non-recurring items that may not be indicative of our operating performance. These measures are intended to assist in forecasting and budgeting by providing greater visibility into our normalized expense base.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define ARR as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. For subscription-based arrangements, ARR is calculated by multiplying the monthly revenue for the last month of a period by 12. For consumption-based arrangements, ARR is calculated by multiplying average daily revenue for the last month of a period by 365. Total Company ARR represents the annualized value of all B2 Cloud Storage consumption- and subscription-based arrangements and Computer Backup subscription-based arrangements as of the end of a period.

Beginning in the first quarter of 2026, to improve comparability between periods, we revised our methodology for calculating ARR for our consumption-based arrangements to use a daily revenue rate during the last month of the period rather than a monthly rate. Prior period ARR amounts presented have been recast to conform to the current period presentation.

Net Revenue Retention Rate (NRR)
To calculate NRR for a specific quarter, we determine the revenue recognized in that quarter from customers who generated revenue during the last month of the same quarter of the previous year. This revenue is then divided by the revenue generated from those same customers in the prior year quarter.
Beginning in the first quarter of 2026, we are presenting NRR using a single-quarter calculation, comparing current quarter revenue to the corresponding prior year quarter, rather than an average of quarterly rates over the prior four quarters, in order to provide a more current measure of customer retention. Prior period NRR amounts have been recast to conform to the current period presentation.

Gross Customer Retention Rate
We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we provide a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of our quarterly gross customer retention rates. We calculate the quarterly gross customer retention rates by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
ir@backblaze.com

Press Contact
Caroline Statile
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,276	$29,182
Marketable securities	19,207	22,199
Accounts receivable, net	4,261	3,482
Prepaid expenses	5,687	4,195
Other current assets	7,405	6,630
Total current assets	62,836	65,688
Property and equipment, net	61,305	57,310
Operating lease right-of-use assets, net	21,403	22,713
Capitalized internal-use software, net	40,857	40,825
Other assets	6,265	5,290
Total assets	$192,666	$191,826
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$9,227	$10,994
Finance lease liabilities and lease financing obligations, current	15,181	14,873
Operating lease liabilities, current	4,530	5,253
Deferred revenue, current	30,999	30,498
Total current liabilities	59,937	61,618
Finance lease liabilities and lease financing obligations, non-current	23,627	21,292
Operating lease liabilities, non-current	19,016	20,166
Deferred revenue and other liabilities, non-current	5,443	5,529
Total liabilities	108,023	108,605
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of both March 31, 2026 and December 31, 2025; 60,478,861 shares issued and 60,033,083 shares outstanding as of March 31, 2026 and 58,962,339 shares issued and 58,705,790 outstanding as of December 31, 2025.	6	6
Treasury stock, at cost; 445,778 and 256,549 shares as of March 31, 2026 and December 31, 2025, respectively	(2,792)	(1,983)
Additional paid-in capital	315,173	306,795
Accumulated deficit	(227,744)	(221,597)
Total stockholders’ equity	84,643	83,221
Total liabilities and stockholders’ equity	$192,666	$191,826

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
	(unaudited)
Revenue	$38,666	$34,613
Cost of revenue	15,137	15,357
Gross profit	23,529	19,256
Operating expenses:
Research and development	11,286	11,855
Sales and marketing	10,284	9,263
General and administrative(1)	7,312	6,909
Total operating expenses	28,882	28,027
Loss from operations	(5,353)	(8,771)
Investment income	404	533
Interest expense	(1,209)	(853)
Other income (expense), net	39	(149)
Loss before provision for income taxes	(6,119)	(9,240)
Income tax provision	28	84
Net loss and comprehensive loss	$(6,147)	$(9,324)

Net loss per share, basic and diluted	$(0.10)	$(0.17)

Weighted average common shares outstanding, basic and diluted	59,290,195	54,060,249
________________
(1) To conform to the current period’s presentation, foreign exchange loss that was previously included in “General and administrative” operating expenses are now included within “Other income (expense), net” in the condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2025. This reclassification had no impact on total net loss and comprehensive loss.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2026	2025
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,147)	$(9,324)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash lease expense on operating leases	1,310	925
Depreciation and amortization	6,740	7,764
Stock-based compensation	6,901	7,359
Gain on disposal of property and equipment	(13)	(174)
Other, net	(35)	172
Changes in operating assets and liabilities:
Accounts receivable	(779)	61
Prepaid expenses and other current assets	(2,275)	(1,102)
Other assets	(1,049)	(129)
Accounts payable, accrued expenses and other current liabilities	111	199
Deferred revenue and other liabilities, non-current	415	798
Operating lease liabilities	(1,819)	(1,606)
Net cash provided by operating activities	3,360	4,943
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(4,965)	(18,285)
Maturities of marketable securities	8,000	14,765
Proceeds from disposal of property and equipment	17	14
Purchases of property and equipment	(651)	(503)
Capitalized internal-use software costs	(2,112)	(2,123)
Net cash provided by (used in) investing activities	289	(6,132)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(4,230)	(4,543)
Payment of offering costs	—	(10)
Payment of debt issuance costs	—	(20)
Purchase of treasury stock	(809)	—
Proceeds from exercises of stock options	351	1,050
Taxes paid for net share settlement of equity awards	(1,778)	(458)
Other	(89)	—
Net cash used in financing activities	(6,555)	(3,981)
Net decrease in cash and cash equivalents	(2,906)	(5,170)
Cash and cash equivalents, at beginning of period	29,182	45,776
Cash and cash equivalents, at end of period	$26,276	$40,606

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
	2026	2025
	(dollars in thousands)
Gross profit	$23,529	$19,256
Adjustments:
Stock-based compensation	458	420
Depreciation and amortization(1)	6,513	7,644
Restructuring charges	237	—
Adjusted gross profit	$30,737	$27,320
Gross margin	61%	56%
Adjusted gross margin	79%	79%
________________
(1) $0.1 million of depreciation and amortization expense recorded to cost of revenue for the three months ended March 31, 2026 is classified as restructuring charges in the table above.

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2026	2025
	(dollars in thousands)
Net loss and comprehensive loss	$(6,147)	$(9,324)
Adjustments:
Depreciation and amortization(1)	6,593	7,764
Stock-based compensation(2)	6,712	7,359
Interest expense and investment income, net	805	320
Income tax provision	28	84
Foreign exchange (gain) loss	(39)	149
Restructuring charges	2,191	—
Adjusted EBITDA	$10,143	$6,352
Net loss and comprehensive loss margin	(16%)	(27%)
Adjusted EBITDA margin	26%	18%
________________
(1) $0.1 million of amortization expense for the three months ended March 31, 2026 is classified as restructuring charges in the table above.
(2) $0.2 million of stock-based compensation expense for the three months ended March 31, 2026 is classified as restructuring charges in the table above.

Other Non-GAAP Measures
Adjusted Cost of Revenue and Adjusted Operating Expenses

	Three Months Ended March 31,
	2026	2025
	(dollars in thousands)
Revenue	$38,666	$34,613

Adjustments:

Adjusted cost of revenue:
Cost of revenue	15,137	15,357
Less: Depreciation and amortization(1)	(6,513)	(7,644)
Less: Stock-based compensation	(458)	(420)
Less: Restructuring charges	(237)	—
Adjusted cost of revenue	7,929	7,293
Adjusted gross margin	79%	79%

Adjusted Operating Expenses:
Research and development	11,286	11,855
Less: Depreciation and amortization	(40)	(58)
Less: Stock-based compensation	(2,881)	(3,467)
Less: Restructuring charges	(155)	—
Adjusted research and development	8,210	8,330

Sales and marketing	10,284	9,263
Less: Depreciation and amortization	(24)	(40)
Less: Stock-based compensation(2)	(1,577)	(1,797)
Less: Restructuring charges	(1,401)	—
Adjusted sales and marketing	7,282	7,426

General and administrative(3)	7,312	6,909
Less: Depreciation and amortization	(16)	(22)
Less: Stock-based compensation(2)	(1,796)	(1,675)
Less: Restructuring charges	(398)	—
Adjusted general and administrative	5,102	5,212

Total Adjusted Operating Expenses	$20,594	$20,968

Adjusted EBITDA	$10,143	$6,352
________________
(1) $0.1 million of amortization expense for the three months ended March 31, 2026 is classified as restructuring charges in the table above.
(2) $0.2 million of stock-based compensation incurred during the three months ended March 31, 2026 is classified as restructuring charges in the table above, including $0.1 million related to sales and marketing costs, and $0.1 million related to general and administrative costs.

Non-GAAP Net Income (Loss)

	Three Months Ended March 31,
	2026	2025
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(6,147)	$(9,324)
Adjustments:
Stock-based compensation	6,712	7,359
Foreign exchange (gain) loss	(39)	149
Restructuring charges	2,191	—
Non-GAAP net income (loss)	$2,717	$(1,816)

Non-GAAP net income (loss) per share - diluted	$0.04	$(0.03)

Shares used in Non-GAAP net income (loss) per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	59,290,195	54,060,249
Add: Dilutive ordinary share equivalents	1,565,334	—
Non-GAAP weighted average common shares outstanding - diluted	60,855,529	54,060,249
________________
(1) $0.2 million of stock-based compensation incurred during the three months ended March 31, 2026 is classified as restructuring charges in the table above.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended March 31,
	2026	2025
	(dollars in thousands)
Net cash provided by operating activities	$3,360	$4,943
Capital expenditures(1)	(2,763)	(2,626)
Principal payments on finance leases and lease financing obligations	(4,230)	(4,543)
Payments on litigation settlement costs	15	—
Payments on restructuring costs	1,775	115
Adjusted Free Cash Flow	$(1,843)	$(2,111)
Adjusted Free Cash Flow Margin	(5)%	(6)%
________________
(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.